UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6055 Lusk Boulevard
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced the appointment of Isabel Kalofonos as Chief Commercial Officer, which was effective as of December 16, 2024. Ms. Kalofonos, 53, will lead the Company’s commercial strategy and operations for a potential launch of paltusotine, the first and only once-daily, oral, selective somatostatin receptor type 2 nonpeptide agonist for adults living with acromegaly and will lead pre-commercialization activities for the company’s deep, innovative pipeline of candidates. Ms. Kalofonos joins Crinetics with more than 20 years of global experience in the pharmaceutical and biotech industry, including roles leading business and commercial units and expertise in marketing, new product planning, market access and pricing. Most recently, she served as Chief Commercial Officer at Fulcrum Therapeutics, Inc. from August 19, 2024 to September 30, 2024. From April 2023 to August 2024, she served as Senior Vice President and Chief Commercial Officer at ImmunoGen (acquired by Abbvie), where she was responsible for leading the successful launch of ELAHERE (mirvetuximab), a treatment for ovarian cancer and for overseeing the commercial strategy for the pipeline of antibody-drug conjugates in oncology indications. Ms. Kalofonos led the sales, marketing, market access, and commercial operations teams in the United States, as well as international launch preparation. Prior to ImmunoGen, Ms. Kalofonos worked at Galderma from March 2020 to March 2023, where she served as Senior Vice President and Global Head of the Prescription Business Unit. During her tenure, she led the launch preparation for NEMLUVIO (nemolizumab), a monoclonal antibody for the treatment of atopic dermatitis and prurigo nodularis, as well as global market access, real-world evidence, pricing, and health economics and outcomes research. Prior to Galderma, Ms. Kalofonos held roles of increasing responsibility at Takeda Pharmaceuticals (formerly Shire) from January 2012 to February 2020, most recently serving as Vice President and Head of the Hereditary Angioedema (HAE) franchise. In that role, she oversaw the global launch of TAKHZYRO (lanadelumab-flyo). Prior to Takeda’s acquisition of Shire, Ms. Kalofonos held roles of increasing responsibility at Shire within corporate strategy, new product planning, and commercial, and gained experience across multiple therapeutic areas, including immunology, rare diseases, oncology, neurology, transplant, and gene therapy. Ms. Kalofonos holds an MBA in entrepreneurship and marketing from Babson College and an undergraduate degree in industrial engineering from Pontificia Universidad Javeriana.

In connection with her appointment, Ms. Kalofonos entered into an employment agreement with the Company, effective as of December 16, 2024 (the “Employment Agreement”), which provides that, among other things, Ms. Kalofonos’ annual base salary will be $500,000, and her target annual cash incentive bonus opportunity will be 40% of her base salary.

Pursuant to the Employment Agreement, if Ms. Kalofonos’s employment is terminated by us other than for cause or by her for good reason, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her Employment Agreement: (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a cash payment equal to nine months of her then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) a cash payment equal to a pro rata portion of Ms. Kalofonos’s then-current target annual bonus opportunity, payable on the earlier of the date annual bonuses are paid to similarly situated executives or two-and-a-half months following the end of the year in which the termination occurs; (4) payment for continued health plan coverage for up to nine months following the date of termination or, if earlier, up to the date Ms. Kalofonos becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment.

If Ms. Kalofonos’s employment is terminated by us other than for cause or by her for good reason within 12 months after a change in control, in lieu of the severance benefits described above, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her Employment Agreement: (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a cash payment equal to 12 months of her then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) reimbursement of continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Ms. Kalofonos becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a cash payment equal to Ms. Kalofono’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination. In addition, all outstanding unvested stock options and all equity-based compensation awards that are not conditioned on applicable performance goals shall become fully vested and exercisable, and all equity-based compensation awards that are conditioned on applicable performance goals shall remain outstanding in accordance with the terms of the applicable award agreements.

In the event we terminate Ms. Kalofonos’s employment for cause or she terminates her employment without good reason, she is entitled to receive only her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

In the event Ms. Kalofonos’s employment terminates upon her death or permanent disability, she is entitled to receive (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled, and (2) a payment equal to Ms. Kalofonos’s then-current target annual bonus opportunity, payable on the earlier of the date annual bonuses are paid to similarly situated executives or two-and-a-half months following the end of the year in which the termination occurs.

On January 10, 2025, the Company expects to grant Ms. Kalofonos a stock option to purchase 100,000 shares of common stock of the Company under the Company’s 2021 Employment Inducement Incentive Award Plan, 25% of which will vest on December 16, 2025, and the remainder will vest in 36 equal monthly installments thereafter. The stock option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 10, 2025. The Employment Agreement incorporates applicability of the Company’s Policy for Recovery of Erroneously Awarded Compensation, which provides the Company the ability to seek recovery of all incentive awards.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Kalofonos.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01 Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing the appointment of Ms. Kalofonos. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	December 16, 2024	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer (Principal Executive Officer)